Exhibit 99.1

AITX's RAD Extends Its Construction Sector Momentum

Repeat Deployments Point to a Clear Fit Between Autonomous Security and Modern Job
Site Demands

Detroit, Michigan, January 27, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced a new five unit ROSA™ order, each licensed with the Company's SARA™ (Speaking Autonomous Responsive Agent) agentic AI platform, for use at an active construction site. The order was secured through an authorized dealer and reflects continued demand from construction operators seeking consistent, autonomous monitoring and response across dynamic job site environments.

AITX

Artificial Intelligence Technology Solutions Inc.

RAD
an AITX company

ROBOTIC
ASSISTANCE
DEVICES

Construction Keeps Choosing RAD

SECURE

Artist’s depiction of a RAD ROSA security device securing high value construction assets.

This order follows a steady cadence of construction focused announcements recently, including a ten-unit RIO Mini deployment announced on January 23, 2026, a sixteen-unit RIO Mini deployment completed in a single day announced on December 8, 2025, and multiple RIO Mini and ROSA orders disclosed on December 1, 2025, and October 2, 2025. Earlier construction sector wins announced throughout 2025, and prior years further reinforce a clear pattern of repeat adoption, expansion orders, and growing reliance on autonomous security as construction operators look to secure large, complex, and constantly changing job sites.

"This order reflects what we are consistently hearing from construction operators across the country," said Troy McCanna, Chief Security Officer and Chief Revenue Officer at RAD. "Job sites are dynamic, exposed environments where loitering, trespassing, and theft can quickly turn into real financial and operational problems. Our autonomous security solutions are being selected because they provide continuous visibility, fast response, and a level of consistency that traditional approaches struggle to deliver as sites grow, shift, and scale."

Construction sites remain among the most difficult environments to secure, with open perimeters, high value assets, and constantly changing conditions increasing exposure to loitering, trespassing, and theft. Industry estimates continue to place annual losses from construction site crime in the hundreds of millions of dollars nationwide, with stolen equipment and materials often leading to project delays, disrupted schedules, and higher insurance costs. As these pressures mount, contractors and developers are reassessing how they protect active job sites, seeking solutions that deliver consistent oversight and rapid response without relying solely on traditional guard services or passive surveillance.

ROSA is a multiple award-winning, compact, self-contained, portable, security and communication solution that can be installed and activated in about 15 minutes. ROSA's AI-driven security analytics include human, firearm, vehicle detection, license plate recognition, responsive digital signage and audio messaging, and complete integration with RAD's software suite notification and autonomous response library. Two-way communication is optimized for cellular, including live video from ROSA's high-resolution, full-color, always-on cameras. RAD has published seven Case Studies detailing how ROSA has helped eliminate instances of theft, trespassing and loitering at construction sites, mobile home parks, retail centers, hospital campuses, multi-family communities across the country.

Construction companies, developers, and security providers interested in strengthening job site protection are encouraged to connect with RAD to learn how autonomous security solutions can be applied across active construction environments. RAD works with organizations to evaluate site specific risks, deploy rapidly, and scale protection as projects evolve, helping teams maintain visibility, control, and response throughout every phase of the build.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/